Exhibit 10.18
(Multicurrency—Cross Border)

International Swap Dealers Association, Inc.
MASTER AGREEMENT
dated as of October 24, 2006

BNP PARIBAS	TETON ENERGY CORPORATION
..........................................................................................and..........................................................................................
have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: —
1. Interpretation
(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.
(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.
(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.
2. Obligations
(a)	General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.
(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.
Copyright ©  1992 by International Swap Dealers Association, Inc.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.
(c) Netting. If on any date amounts would otherwise be payable:—
(i)	in the same currency; and

(ii)	in respect of the same Transaction,
by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.
The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.
(d) Deduction or Withholding for Tax.
(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—
(1) promptly notify the other party (“Y”) of such requirement;
(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;
(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and
(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the Full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—
(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or
(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

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(ii) Liability. If: —
(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);
(2) X does not so deduct or withhold; and
(3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).
(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.
3. Representations
Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—
(a) Basic Representations.
(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;
(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;
(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.
(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.
(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.
(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.
(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.
4. Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—
(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—
(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;
(ii) any other documents specified in the Schedule or any Confirmation; and
(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.
(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.
(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.
(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.
(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

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organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.
5. Events of Default and Termination Events
(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—
(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;
(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;
(iii) Credit Support Default.
(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;
(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or
(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;
(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;
(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);
(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

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described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);
(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: —
(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or
(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: —
(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or
(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.
(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

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Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v)
below: —
(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): —
(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or
(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;
(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));
(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);
(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or
(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).
(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6. Early Termination
(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).
(b) Right to Terminate Following Termination Event.
(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.
(ii) Transfer to avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.
If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.
(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.
(iv) Right to Terminate If: —
(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or
(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

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continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.
(c) Effect of Designation.
(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.
(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).
(d) Calculations.
(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.
(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.
(i) Events of Default. If the Early Termination Date results from an Event of Default: —
(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.
(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.
(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

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Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(ii) Termination Events. If the Early Termination Date results from a Termination Event: —
(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.
(2) Two Affected Parties. If there are two Affected Parties: —
(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and
(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss (“Y”).
If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.
(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).
(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

10	ISDA® 1992

7. Transfer
Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —
(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and
(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).
Any purported transfer that is not in compliance with this Section will be void.
8. Contractual Currency
(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.
(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.
(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

11	ISDA® 1992

9. Miscellaneous
(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.
(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.
(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.
(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.
(e) Counterparts and Confirmations.
(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.
(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.
(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.
10. Offices; Multibranch Parties
(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.
(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.
(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.
11. Expenses
A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

12	ISDA® 1992

to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.
12. Notices
(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system detail, provided (see the Schedule) and will be deemed effective as indicated:—
(i) if in writing and delivered in person or by courier, on the date it is delivered;
(ii) if sent by telex, on the date the recipient’s answerback is received;
(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);
(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or
(v) if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.
(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.
13. Governing Law and Jurisdiction
(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.
(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—
(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and
(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.
Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

13	ISDA® 1992

reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.
(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.
14. Definitions
As used in this Agreement: —
“Additional Termination Event” has the meaning specified in Section 5(b).
“Affected Party” has the meaning specified in Section 5(b).
“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.
“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.
“Applicable Rate” means: —
(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;
(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;
(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and
(d) in all other cases, the Termination Rate.
“Burdened Party” has the meaning specified in Section 5(b).
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.
“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.
“Credit Event Upon Merger” has the meaning specified in Section 5(b).
“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.
“Credit Support Provider” has the meaning specified in the Schedule.
“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

14	ISDA® 1992

“Defaulting Party” has the meaning specified in Section 6(a).
“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).
“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.
“Illegality” has the meaning specified in Section 5(b).
“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).
“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.
“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.
“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.
“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

15	ISDA® 1992

been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good Faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.
“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.
“Non-defaulting Party” has the meaning specified in Section 6(a).
“Office” means a branch or office of a party, which may be such party’s head or home office.
“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Reference Market-makers” means four leading dealers in the relevant market, selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.
“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.
“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.
“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.
“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of: —
(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and
(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.
“Specified Entity” has the meanings specified in the Schedule.

16	ISDA® 1992

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.
“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.
“Stamp Tax” means any stamp, registration, documentation or similar tax.
“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.
“Tax Event” has the meaning specified in Section 5(b).
“Tax Event Upon Merger” has the meaning specified in Section 5(b).
“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).
“Termination Currency” has the meaning specified in the Schedule.
“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.
“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.
“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.
“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

17	ISDA® 1992

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.
IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BNP PARIBAS			TETON ENERGY CORPORATION

(Name of Party)			(Name of Party)

By:	/s/ Christopher Taylor		By:	/s/ Bill I. Pennington

	Name:	Christopher Taylor		Name:	Bill I. Pennington
	Title:	Vice President/Derivatives Credit		Title:	Executive Vice President/CFO
	Date:	10-30-06		Date:

/s/ Dora Sung
Dora Sung
Managing Director
BNP Paribas / CIT Group

/s/ K. F. Arleth
K. F. Arleth
Pres. & CEO
Teton Energy
Copyright © 1992 by International Swap Dealers Association, Inc.

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)
International Swaps and Derivatives Association, Inc.
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA MASTER AGREEMENT
dated as of October 24, 2006
between

BNP PARIBAS		TETON ENERGY CORPORATION
and
(“Party A”)		(“Party B”)
This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.
Accordingly, the parties agree as follows:
Paragraph 1. Interpretation
(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.
(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.
Paragraph 2. Security Interest
Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.
Copyright © 1994 by International Swaps and Derivatives Association, Inc.

1

Paragraph 3. Credit Support Obligations
(a) Delivery Amount. Subject to Paragraphs 4 and 5, upon demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:
(i) the Credit Support Amount exceeds
(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.
(b) Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:
(i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds
(ii) the Credit Support Amount.
“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.
Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and substitutions
(a) Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:
(i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and;
(ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.
(b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.
(c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).
Copyright © 1994 by International Swaps and Derivatives Association, Inc.

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(d) Substitutions.
(i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and
(ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.
Paragraph 5. Dispute Resolution
If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:
(i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:
(A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;
(B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and
(C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.
(ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.
Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.
Copyright © 1994 by International Swaps and Derivatives Association, Inc.

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Paragraph 6. Holding and Using Posted Collateral
(a) Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.
(b) Eligibility to Hold Posted Collateral; Custodians.
(i) General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.
(ii) Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.
(iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.
(c) Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:
(i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and
(ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.
For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.
(d) Distributions and Interest Amount.
(i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).
Copyright © 1994 by International Swaps and Derivatives Association, Inc.

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(ii) Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.
Paragraph 7. Events of Default
For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:
(i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;
(ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or
(iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.
Paragraph 8. Certain Rights and Remedies
(a) Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:
(i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;
(ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;
(iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and
(iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.
Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.
Copyright © 1994 by International Swaps and Derivatives Association, Inc.

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(b) Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):
(i) the Pledgor may exercise all rights and remedies available to a Pledgor under applicable law with respect to Posted Collateral held by the Secured Party;
(ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;
(iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and
(iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:
(A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and
(B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.
(c) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).
(d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.
Paragraph 9. Representations
Each party represents to the other party (which representation will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:
(i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;
(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;
(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and
(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.
Copyright © 1994 by International Swaps and Derivatives Association, Inc.

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Paragraph 10. Expenses
(a) General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.
(b) Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).
(c) Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.
Paragraph 11. Miscellaneous
(a) Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that the Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(b) Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.
(c) Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).
(d) Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.
(e) Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.
(f) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.
Copyright © 1994 by International Swaps and Derivatives Association, Inc.

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Paragraph 12. Definitions
As used in this Annex:
“Cash” means the lawful currency of the United States of America.
“Credit Support Amount” has the meaning specified in Paragraph 3.
“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.
“Delivery Amount” has the meaning specified in Paragraph 3(a).
“Disputing Party” has the meaning specified in Paragraph 5.
“Distributions” means with, respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral, or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.
“Eligible Collateral” means with, respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.
“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if ail Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the. Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).
“Independent Amount” means, with respect to party, the amount specified as such far that party in Paragraph 13; if no amount is specified, zero.
“Interest Amount” means, with respect to an interest Period, the aggregate sum of the amounts of interest calculated for each day in that interest. Period on the principal amount of Pasted Collateral. iii in the form of Cash held by the Secured Party on: that day; determined by the Secured Party for each such day, as follows:
(x) the amount of that Cash on that day; multiplied by
(y) the Interest Rate in effect for, that day; divided by
(z) 360.
“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been. Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.
“Interest Rate” means the rate specified in Paragraph 13.
“Local Business Day”, unless otherwise specified in Paragraph 1.3, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof wall be deemed to include a Transfer under this Annex.
Copyright © 1994 by International Swaps and Derivatives Association, Inc.

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“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Notification Time” has the meaning specified in Paragraph 13.
“Obligations” means, with respect to a party, all, present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.
“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.
“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).
“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(h), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.
“Posted Credit Support” means Posted Collateral and Other Posted Support.
“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.
“Resolution Time” has the meaning specified in Paragraph 13.
“Return Amount” has the meaning specified: in Paragraph 3(b).
“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) hobs or is deemed to hold Posted Credit Support.
“Specified Condition” means, with respect to a party, any event specified as: such for that party in Paragraph 13.
“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).
“Substitution Date” has the meaning specified in Paragraph 4(d)(ii):
“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:
(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;
(ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form: to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;
(iii) in the case of securities that can be paid or delivered in book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and
(iv) in the case of Other Eligible Support or Other Pasted Support, as specified in Paragraph 13.
Copyright © 1994 by International Swaps and Derivatives Association, Inc.

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“Valuation Agent” has the meaning specified in Paragraph 13.
“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.
“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.
“Valuation Time” has the meaning specified in Paragraph 13.
“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:
(i) Eligible Collateral or Posted Collateral that is:
(A) Cash, the amount thereof; and
(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;
(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and
(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.
Copyright © 1994 by International Swaps and Derivatives Association, Inc.

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Execution
PARTY A: BNP PARIBAS — SECURED PARTY
PARTY B: TETON ENERGY CORPORATION — PLEDGOR
PARAGRAPH 13. ELECTION AND VARIABLES
(a)	Security Interest for “Obligations.” The term “Obligations” as used in this Annex includes the following additional obligations of the Pledgor: None.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount
(A) “Delivery Amount” has the meaning specified in Paragraph 3(a).
(B) “Return Amount” has the meaning specified in Paragraph 3(b).
(C) “Credit Support Amount” will mean the higher of: (i) the amount calculated as provided in the definition of that term in Paragraph 3 and (ii) the sum of the Pledgor’s Independent Amounts.
(ii)	Eligible Collateral. The following items will qualify as “Eligible Collateral” for the party specified:

		Valuation
	Pledgor	Percentage
Cash	☑	100%
(iii)	Other Eligible Support. The following items will qualify as “Other Eligible Support”: Not Applicable

(iv)	Thresholds.
(A)	“Independent Amount” for the Pledgor means, None.

(B)	“Threshold” for the Pledgor means zero.

(C)	“Minimum Transfer Amount” with respect to transfer of Eligible Credit Support by the Secured Party and the Pledgor means USD 100,000 (One Hundred Thousand US Dollar); provided however, the Minimum Transfer Amount with respect to the Pledgor and Secured Party shall be zero if an Event of Default or Termination Event has occurred or is continuing.

(D)	Rounding. The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of USD10,000 (Ten Thousand US Dollars) respectively; provided however, the Delivery Amount and Return Amount shall be $1 if an Event of Default or Termination Event has occurred or is continuing.
(c)	Valuation and Timing.
(i) “Valuation Agent” means the Secured Party.

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Execution
(ii) “Valuation Date means each day designated as such by the Secured Party or the Pledgor by notice to the other party. To enable the Secured Party to make the calculations required in connection with a Valuation Date on that date, notice from the Pledgor designating a Valuation Date shall be given no later than 3:00 p.m., local time for the Valuation Agent, on the Local Business Day before that Valuation Date in the city of the Valuation Agent.
(iii) “Valuation Time” means:
☐ the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;
☑ the close of business in the city of the Valuation Agent on the Local Business Day in that city before the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.
(iv) “Notification Time” means 12:00 p.m., New York time, on a Local Business Day.
(v) “Transfer Timing and Calculations. Paragraphs 4(b) and 4(c) are hereby amended and restated in their entirety as set forth below.
(b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the Valuation Date; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day thereafter.
(c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day).”
(d)	Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Event(s) will be “Specified Conditions” for the Pledgor:

Illegality	☑
Tax Event	☐
Tax Event Upon Merger	☐
Credit Event Upon Merger	☑
Additional Termination Event(s)	☑
(e)	Substitution.
(i) “Substitution Date” has the meaning specified in Paragraph 4(d)(ii), unless otherwise specified here: One Local Business Day for the Secured Party after the day specified in Paragraph 4(d)(ii).
(ii) Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): not applicable.

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(f)	Dispute Resolution.
(i) “Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5, unless otherwise specified here: “Resolution Time” means 11:00 a.m., New York City time, on the Local Business Day for both parties following the date the Pledgor gives notice of a dispute pursuant to Paragraph 5.
(ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: for Cash, the U.S. dollar value thereof.
(iii) Alternative. The provisions of Paragraph 5 will apply, unless an alternative dispute resolution procedure is specified here: not applicable.
(g)	Holding and Using Posted Collateral.
(i) Eligibility to Hold Posted Collateral; Custodians. The Secured Party will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the Secured Party is not a Defaulting Party.

(ii) Use of Posted Collateral. The provisions of Paragraphs 6(c)(i) will apply.

(h)	Distributions and Interest Amount.

(i) Interest Rate. The “Interest Rate” for each New York Banking Day means the opening rate for overnight Federal Funds in effect for such day as reported on Bloomberg, and for each other day, such rate on the next preceding New York Banking Day.

(ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the last Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

(iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(iv) “Interest Amount” means with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day (but for these purposes, Posted Collateral will exclude any amount of interest calculated for any day within the relevant Interest Period not due to be transferred pursuant to Paragraph 6(d)(ii) and (h)(ii) hereof), determined by the Secured Party for each such day as follows:

(x) the amount of Cash on that day; multiplied by
(y) the Interest Rate in effect for that day; divided by
(z) 360

Additional Representation(s): Not Applicable
(j)	Other Eligible Support and Other Posted Support: Not Applicable.

(k)	Demands and Notices.
All demands, specifications and notices made under this Annex with respect to commodity transactions, will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

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the Secured Party:
BNP Paribas
787 Seventh Avenue, 3rd floor
New York, New York 10019
Attention: Collateral Management Group
Facsimile No.: (212)471-8038
Telephone: (212)841-2878
(For all purposes with a copy to the address specified in each Confirmation to which the notice relates.)
All demands, specifications and notices made under this Annex with respect to all other transactions for the Secured Party, will be made pursuant to the Notices Section of this Agreement.
the Pledgor:
Teton Energy Corporation
Address: 410 17th St., Suite 1850, Denver, CO 80202
Attention: Bill I. Pennington, Executive VP and CFO
Facsimilie No: 303-565-4606 Tel. No. 303-565-4600
(1)	Address for Transfers.
With respect to commodity transactions, for Party A: as specified by notice.
With respect to the Pledgor: as specified by notice.
(m)	Other Provisions.
(i) Definition of Secured Party and Pledgor, the Secured Party and the Pledgor agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b), Paragraph 2 and the definitions in Paragraph 12, (A) this Annex is a Credit Support Document only with respect to Teton Energy Corporation (B) as used in this Annex, “Secured Party” always means BNP Paribas and “Pledgor” always means Teton Energy Corporation, (C) only the Pledgor will be required to make Transfers of Eligible Credit Support hereunder and (D) only the Pledgor makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.
(ii) Valuation Agent’s City. For all purposes of this Annex, references to the Valuation Agent’s city will be understood as references to New York City.
(iii) Certain Distributions Received. If a Secured Party receives or is deemed to receive Distributions on a day that is not a Local Business Day, or after its close of business on a Local Business Day, it will Transfer the Distributions to the Pledgor on the second following Local Business Day, subject to Paragraph 4(a), but only to the extent contemplated in Paragraph 6(d)(i) in connection with Distributions received or deemed received on a Local Business Day.
(iv) Taxes in Connection with Interest Amounts. Notwithstanding anything to the contrary in this Agreement, the Secured Party does not make any Payer Tax Representation referred to in Section 3(e) of this Agreement with respect to any Interest Amount it is required to Transfer under this Annex, the Secured Party shall have no obligation to pay additional amounts in respect of Indemnifiable Taxes imposed with respect to any such Interest Amount, and payment to the Pledgor of any such Interest Amount reduced by Taxes shall not constitute a Tax Event.

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(v) Failure to Transfer. Paragraph 7(i) of this Annex is hereby modified to apply to failures to Transfer Other Eligible Support, as well as the items listed therein.
IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BNP PARIBAS		TETON ENERGY CORPORATION

By:	/s/ Christopher Taylor	By:	/s/ Karl F. Arleth
Name:	Christopher Taylor	Name:	Karl F. Arleth
Title:	Vice President/Derivatives Credit	Title:	Chief Executive Officer & President

By:	/s/ Dora Sung	By:	/s/ Bill I. Pennington
Name:	DORA SUNG	Name:	Bill I. Pennington
Title:	MANAGING DIRECTOR BNP Paribas/ CIT Group	Title:	CFO & Executive Vice President

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SCHEDULE
to the
Master Agreement
dated as of October 24, 2006
between
BNP PARIBAS, a bank organized under the laws of France (“Party A”)
and
TETON ENERGY CORPORATION, a corporation organized under the laws of Delaware
(“Party B”)
PART I
TERMINATION PROVISIONS
(a)	“Specified Entity”:
(i)	means, in relation to Party A, for the purpose of:

Section 5(a)(v), Default under Specified Transaction	None
Section 5(a)(vi), Cross Default	None
Section 5(a)(vii), Bankruptcy	None
Section 5(b)(iv), Credit Event Upon Merger	None
(ii)	means, in relation to Party B, for purposes of:

Section 5(a)(v), Default under Specified Transaction	None
Section 5(a)(vi), Cross Default	Its Affiliates
Section 5(a)(vii), Bankruptcy	None
Section 5(b)(iv), Credit Event Upon Merger	Its Affiliates
(b)	“Specified Transaction” will have the meaning specified below:

(a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of

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economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

(c)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B.

If such provisions apply:-

“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement but will exclude deposits received by a party in the ordinary course of its banking business.

Section 5 (a) (vi) (2) shall be modified by appending the following at the end thereof:

“provided, however, that an Event of Default under Section 5(a)(vi)(2) shall not occur if: (i) the relevant default in making payment was caused by an error or omission of a technical, administrative or operational nature; (ii) funds were available to such party to enable it to make the relevant payment when due; and (iii) such relevant payment is made within three business days for value (with interest) on the original due date of payment, following receipt of written notice from an interested party of such failure to pay.”

“Threshold Amount” means with respect to Party A three per cent (3%) of Party A’s shareholders equity (as stated in the most recently published annual accounts of Party A) (or the equivalent thereof in any other currency or currencies) and with respect to Party B USD 500,000 (Five Hundred Thousand US Dollars) (or the equivalent thereof in any other currency or currencies).

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will apply to Party A and will apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to either party.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:-
(i)	Loss will apply.

(ii)	The Second Method will apply.
(g)	“Termination Currency” means United States Dollars.

(h)	“Additional Termination Event” will apply. The following shall constitute an Additional Termination Event with Party B as the Affected Party. All Transactions shall be Affected Transactions and Party A shall, at its option, designate an Early Termination Date:

(i) Breach of Covenants and/or Events of Default in the Credit Agreement. If, at anytime, Party B breaches any “Covenants” or there occurs an “Event of Default” (as defined in the Credit Agreement) in the Credit Agreement.

As used herein and throughout this Agreement, “Credit Agreement” means that certain Credit Agreement dated as of June 15, 2006, by and among Teton Energy Corporation, as Borrower; BNP Paribas, as Administrative Agent; and each other Financial Institutions listed or named therein including but not limited to BNP Paribas, as Bank or Lender and all documents defined as or referred to as security, collateral or guaranty therein, such may from time to time be amended, modified or supplemented.

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PART 2
TAX REPRESENTATIONS
(a)	Payer Representations, For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:-

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:-
(i)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii)	the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(iii)	the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(b)	Party A Payee Tax Representations. For the purpose of Section 3(f), Party A makes the following representations:
(i) with respect to payments that are attributable to Party A’s U.S. trade or business:
It is a bank organized under the laws of France, acting hereunder through its New York branch, and any payment received by it in connection with any Transaction entered into hereunder will be effectively connected with its conduct of a trade or business in the United States.
(ii) with respect to payments that are not attributable to Party A’s U.S. trade or business:
It is fully eligible for the benefits of the “Business Profits” or “Industrial and Commercial Profits” provision, as the case may be, the “Interest” provision or the “Other Income” provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement.
“Specified Treaty” means with respect to Party A: the tax treaty for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, if any, between the Government of France and the Government of the country from which payments can be made by Party B.
(c)	Party B Payee Tax Representations. For the purpose of Section 3(f), Party B makes the following representation:

(i) Teton Energy Corporation is an independent energy company engaged primarily in the development, production, and marketing of natural gas and oil in North America. Any payment received by it in connection with any Transaction entered into hereunder will be effectively connected with its conduct of a trade or business in the United States.

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PART 3
AGREEMENT TO DELIVER DOCUMENTS
For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-
(a)	Tax forms, documents or certificates to be delivered are:-

Party required to
Deliver		Date by which to
Document	Form/Document/Certificate	be delivered
Party A	An executed United States Internal Revenue Service Form W-8BEN (or any successor thereto) with respect to any payments received or to be received by Party A that are not effectively connected or otherwise attributable to Party A’s conduct of a trade or business in the United States.

	An executed United States Internal Revenue Service Form W-8ECI (or any successor thereto) with respect to any payments received or to be received by Party A that are effectively connected or otherwise attributable to Party A’s conduct of a trade or business in the United States.	Upon execution of this Agreement.

Party B	An executed United States Internal Revenue Service W-9 (or any successor thereto), if applicable, with respect to any payments received or to be received by Party B.	Upon execution of this Agreement, and thereafter promptly upon reasonable demand by Party A

PARTY A and PARTY B	Any form, document or certificate reasonably requested by the other party in order for such other party to be able to make payments hereunder without withholding for or on account of Taxes or with such withholding at a reduced rate.	As soon as practicable following written demand.
(b)	Other documents to be delivered are:

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Party required		Date by	Covered by
to deliver		which to be	Section 3(d)
document	Form / Document / Certificate	delivered	Representation
Party A and Party B	Such proof as Party A and Party B may reasonably request of the names, true signatures and authority of persons signing this Agreement on its behalf and any other document referred to herein to which it is a party	on signing	Yes

Party B	Certified copies of all corporate authorisations and any other documents with respect to the execution, delivery and performance of this Agreement (and any Credit Support Document, if applicable); together with a certificate of authority and specimen signatures of the persons executing this Agreement (and any Credit Support Document, if applicable);	On signing	Yes

Party B	A copy of Party B’s (and any of its Credit Support Provider’s, if applicable) most recently available annual report containing audited financial statements for Party B’s, most recently ended fiscal year certified by its (and its Credit Support Provider’s, if applicable), independent public accountants as fairly presenting Party B’s (and its Credit Support Provider’s, if applicable), financial condition and results of operations for and as at the close of such fiscal year.	Promptly after a request by Party A	Yes

With respect to Party A’s annual report, please access the website:
www.bnpparibas.co m.

Party B	A copy of Party B’s (and any of its Credit Support Provider’s, if applicable) most recently available unaudited financial statements for Party B’s (and its Credit Support Provider’s, if applicable) most recently ended fiscal quarter certified by Party B’s (and its Credit Support Provider’s, if applicable), chief financial officer as fairly presenting Party B’s (and its Credit Support Provider’s, if applicable), financial condition and results of operations for and as at the close of such quarter;	Promptly after a request by Party A	No

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Party required		Date by	Covered by
to deliver		which to be	Section 3(d)
document	Form / Document / Certificate	delivered	Representation
Party B	Each regular financial and/or business reporting document that is distributed or is generally available to Party B’s (and its Credit Support Provider’s, if applicable), partners, shareholders, creditors or investors or is filed with any regulatory authorities and is publicly available or relates to Party B’s (and its Credit Support Provider’s, if applicable), financial condition;	Promptly after a request by Party A	Yes

Party B	Such other information respecting Party B’s (and its Credit Support Provider’s, if applicable), condition or operations, financial or otherwise, as Party A may reasonably request from time to time;	promptly after a request by Party A	Yes

Party B	Written notification of appointment of Party B (and/or its Credit Support Provider’s, if applicable) Process Agent and evidence of the acceptance of such appointment by the Process Agent[s];	upon execution and delivery of this Agreement	No

Party B	The Credit Support Document duly executed by Party B or its Credit Support Provider.	upon execution and delivery of this Agreement	Yes
PART 4
MISCELLANEOUS
(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:-

Address for notices or communications to Party A:

With respect to Commodity Related Transactions :-

BNP Paribas, New York branch
Address: 787 Seventh Avenue, 3rd Floor, New York, New York 10019
Attention: Commodity Indexed Transactions Group (“CITG”)
Copy to: CITG Legal Documentation /CITG Operations Department
Facsimile No.: (212)841-2041/2884 Tel. No: (212) 841-2000/3429

With respect to this Agreement for any other purpose:—.

BNP Paribas, New York branch
Address: 787 Seventh Avenue, New York, New York 10019
Attention: Legal and Transaction Management Group — ISDA
Facsimile No: 212-841-3561 Tel. No: 212-841-3025

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Mandatory copy to:

BNP Paribas Head Office
Address: 20 boulevard des Italiens, 75009 Paris
Attention: Legal and Transaction Management Group — ISDA
Facsimile No: +(33) (0) 1 4014 0114/5577 3261, Tel. No: +(33) (0) 1 4014 0199

Address for notices or communications to Party B:-

Teton Energy Corporation
Address: 410 17th St., Suite 1850, Denver, CO 80202
Attention: Bill I. Pennington, Executive VP and CFO
Facsimilie No: 303-565-4606 Tel. No. 303-565-4600

(b)	“Process Agent”, For the purpose of Section 13(c) of this Agreement:-

Party A appoints as its Process Agent:

Its New York branch at 787 Seventh Avenue, New York, New York 10019, attn: Legal and Transaction Management Group.

Party B appoints as its Process Agent:

CT Corporation with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:-

Party A is a Multibranch Party and may act through the following Offices: Party A Head Office, New York, Tokyo, London, Hong Kong, Singapore, Sydney (AFSL 238043), Dublin and Grand Cayman.

And the following additional Offices with respect to FX and FX Currency Option Transactions: Bangkok, Taipei, Taipei Offshore Banking Unit, Seoul, Manama, Manila, Mumbai, Frankfurt, Amsterdam, Athens, Luxembourg, Oslo, Brussels, Madrid, Milan, and St. Helier.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A. The failure by Party A to perform its obligations as Calculation Agent hereunder shall not be construed as an Event of Default or Termination Event.

(f)	Credit Support Document.

The Guaranty and Pledge Agreement under the Credit Agreement, such may from time to time be amended, modified or supplemented, shall be a Credit Support Document in relation to Party B and is incorporated herein by reference.

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If Party A ceases to remain a Lender or party to the Credit Agreement (as in Part 1(h)(i) of this Schedule), or if the indebtedness is paid in full and the credit Agreement is terminated and all liens and security interests securing Party B’s obligations and indebtedness thereunder have been released or reassigned or if the obligations under this Agreement is no longer secured under the Credit Agreement; the Credit Support Annex dated as of even date herewith shall be a Credit Support Document in relation to Party B and is incorporated herein by reference.
(g)	Credit Support Provider. With respect to party A, Not Applicable; and with respect to Party B, the Guarantors as defined under the Credit Agreement.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to its choice of law doctrine (NEW YORK GENERAL OBLIGATIONS LAW SEC. 5-1401).

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply only to Transactions that are other than Commodity Derivative Transaction, Foreign Exchange Transactions of Currency Option Transactions unless otherwise stated in any Confirmation.

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.
PART 5
OTHER PROVISIONS
(a)	ISDA Definitions

The definitions and provisions contained in the 2000 ISDA Definitions (the “ISDA Definitions”) and the 2005 ISDA Commodity definitions (the “Commodity Definition”), as published by the International Swaps and Derivatives Association, Inc. and as such definitions may be further amended or supplemented from time to time (collectively, the “Definitions”) are incorporated into used in a Confirmation shall have the meaning set forth in the Definitions, unless otherwise defined in a Confirmation. In the event of any conflict between the provisions of this Agreement and the provisions of the Definitions, the provisions of the Agreement shall apply, and in the event of any conflict between the provisions of this Agreement and a Confirmation, the provisions of the Confirmation shall apply.

(b)	Set-off

Any amount (the “Early Termination Amount”) payable to one party (the “Payee”) by the other party (the “Payer”) under Section 6(e), in circumstances where there is a Defaulting Party or an Affected Party where a Termination Event under Section 5(b)(iv) has occurred, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party of the Affected Party), be reduced by its set-off against any amount(s) (the “Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of the contingency) by the Payee to the Payer irrespective of the currency, place of payment or booking office of the obligation under any other agreement(s) (the “Other Agreement”) between the Payee and the Payer (and the Other Agreement Amount will be discharged pro tanto). X will give notice to the other party of any set-off so effected.

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant part of such amounts) may be converted at the applicable prevailing exchange rate into the currency in which the other is denominated.

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If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.
Nothing in this paragraph shall be effective to create a charge or other security interest. This Section shall be without prejudice and in addition to any right of set-off combination of account, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).
(c)	Tax Event

Section 5(b)(ii) is amended by deleting the words“, or there is a substantial likelihood that it will”, from line four thereof.

(d)	Scope of Agreement. Section 9 of this Agreement is hereby amended by the addition of the following new Section 9(h):

“Notwithstanding anything contained in this Agreement to the contrary, if the parties enter or have in the past entered into any Specified Transaction excluding repurchase transactions, reverse repurchase transactions, buy/shell-back transactions, security lending transactions and forward purchase or sales of securities transactions, such Specified Transaction shall be subject to, governed by, and construed in accordance with the terms of this Agreement unless any confirmation or documentation relating thereto shall specifically state to the contrary. Each such Specified Transaction shall be a Transaction for the purposes of this Agreement and in the event of any inconsistency between the terms of such Specified Transaction and the terms of this Agreement, the terms of such Specified Transaction shall prevail.”

(e)	Representations. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):
(i) Non-Reliance. It is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for its based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of the Transaction.
(ii) Evaluations and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.
(iii) Status of parties. The other party is not acting as a fiduciary or an adviser for it in respect of that Transaction.
(iv) Acting as Principal. It is acting as principal and not as agent or in any other capacity, fiduciary or otherwise.
(f)	Representations. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that:
(i) Eligible Contract Participant. It is an “Eligible Contract Participant” as defined in Section 1a (12) of the commodity Exchange Act Pursuant to the Commodity Futures Modernization

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Act of 2000 adopted by the Commodity Futures Trading Commission from the exchange trading and certain other requirements of the Commodity Exchange Act.
(g)	Events of Default. Section 5(a) of the Agreement is amended as follows:
(i)	by deleting the word “third” appearing on line three in subsection (i) thereof and substituting the word “first” therefor;

(ii)	by deleting the word “thirtieth” appearing on line five of subsection (ii) thereof and substituting the word “fifth” therefor;

(iii)	by inserting the following at the end of subsection (vii)(3) thereof:
     “or a notice is sent convening a meeting to propose a voluntary arrangement of its creditors”;
(iv)	by deleting the number “30” appearing on lines ten and eighteen of subsection (vii) thereof and substituting the number “15” therefor.
(h)	Consent to Recording. Each party (i) consents to the recording of telephone conversations of trading and marketing personnel of the parties in connection with this Agreement and any Transactions hereunder and to the submission of such recordings in evidence in any Proceedings and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel.

(i)	Notices. The parties hereby acknowledge and agree to the deletion of the words “facsimile transmission or” in line three of Section 12(a) of this Agreement.

(j)	Prior Transactions. In the event that Party A and Party B have entered into swaps, options or similar transactions prior to the execution of this Agreement (“Existing Transactions”), under Confirmations or Commodity Hedge Agreements the parties hereby agree that these Existing Transaction shall for all purposes be Transactions hereunder and shall be subject to all the terms of this Agreement. However, the delivery of documents pursuant to Part 3 of this Schedule shall not be required in connection with the Existing Transaction. To the extent the terms herein conflict with the terms of the agreements governing the Existing Transactions, the terms of this Agreement shall apply.

(k)	Default Under Specified Transaction. Section 5(a)(v) will be deleted in its entirety and replaced with the following provision:
“(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults (other than by failing to make a delivery) under a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment or exchange date of, or any payment on early termination of, a Specified Transaction (or, if there is no applicable notice requirement or grace period, such default continues for at least one Local Business Day); (3) defaults in making any delivery due under (including any delivery due on the last delivery or exchange date of) a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction; or (4) disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, a Specified Transaction or any credit support arrangement relating to a Specified Transaction that is, in either case, confirmed or evidenced by a document or other confirming evidence executed and delivered by that party, Credit

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Support Provider or Specified Entity (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);”
(l)	Termination Events

Section 5(b) is amended by including the following:
“(vi)	Force Majeure Event. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere is this Agreement, by reason of force majeure or act of state occurring after a Transaction is entered into, on any day:-
(1)	the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction is prevented from performing any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, from receiving a payment or delivery in respect of such Transaction or from complying with any other material provision of this Agreement relating to such Transaction (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such Office so to perform, receive or comply (or it would be impossible or impracticable for such Office so to perform, receive or comply if such payment, delivery or compliance were required on that day); or

(2)	such party or any Credit Support Provider of such party (which will be the Affected Party) is prevented from performing any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, from receiving a payment or delivery under such Credit Support Document or from complying with any other material provision of such Credit Support Document (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply (or it would be impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply if such payment, delivery or compliance were required on that day), so long as the force majeure or act of state is beyond the control of such Office, such party or such Credit Support Provider, as appropriate, and such Office, party or Credit Support Provider could not, after using all reasonable efforts (which will not require such party or Credit Support Provider to incur a loss, other than immaterial, incidental expenses), overcome such prevention, impossibility or impracticability;”
Further to this amendment, the following consequential amendments will also be made:
(i)	Section 5(b) will be amended by adding “or a Force Majeure Event if the event is specified in (vi) below” after “specified in (iii) below” in the fourth line;

(ii)	by replacing the “.” at the end of Section 5(b)(v) with “; or”;

(iii)	Section 5(c) will be amended by adding the following sentence at the end, “If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes a Force majeure Event, it will be treated as a Force Majeure Event and will not constitute an Event of Default.”;

(iv)	Section 6(b)(ii) will be amended by adding the words “,a Force Majeure Event under Section 5(b)(vi)” immediately after the words “If an Illegality under Section 5(b)(i)(1)” in the first sentence;

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(v)	Section 6(b)(iii) will be amended by adding the words “, a Force Majeure Event under Section 5(b)(vi)” immediately after the words “If and Illegality under Section 5(b)(i)(I)” at the start of the sentence;

(vi)	Section 6(b)(iv)(2) will be amended by adding the words “,a Force Majeure Event under Section 5(b)(vi)” immediately after the words “If and Illegality under Section 5(b)(i)(2)” at the start of the sentence;

(vii)	Section 6(b)(iv) will be amended by adding the words “or a Force Majeure Event,” immediately after the words “either party in the case of an Illegality,”;

(viii)	The definition of “Affected Transactions” in Section 14 will be amended by adding the words “a Force Majeure Event,” immediately after the words “consisting of an Illegality,”;

(ix)	Section 14 will be amended by the inclusion of a new definition as follows:

““Force Majeure Event” has the meaning specified in Section 5(b)(vi)”; and

(x)	The definition of “Termination Event” is amended to include the words “a Force Majeure Event” after the word “Illegality” : in the first line.
(m)	Additional Representation(s).
(i)	Pari-Passu. Party B represents, warrants and covenants, (said representation shall be covered by section 3(d) of the Agreement), to Party A that its obligations under this Agreement shall rank at all times pari-passu with any other senior secured Specified Indebtedness.
PART 6
FX AND CURRENCY OPTION TRANSACTIONS
(a)	Confirmations

Where a Transaction is confirmed by means of an electronic messaging system that the parties have elected to use to confirm such Transaction or if the Transaction is a FX Transaction or a Currency Option Transaction confirmed by a means other than by an electronic messaging system (i) such confirmation will constitute a ‘Confirmation’ as referred to in this Agreement even where not so specified in the confirmation, (ii) such Confirmation will supplement, form part of, and be subject to this Agreement (unless such Confirmation shall expressly state otherwise) and all provisions in the Agreement will govern the Confirmation except as modified therein and (iii) the definitions and provisions contained in the 1998 ISDA FX and Currency Option Definitions (as published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association and The Foreign Exchange Committee) as amended and supplemented by the 1998 ISDA Euro Definitions (published by the International Swaps and Derivatives Association, Inc.) (together the “FX Definitions”) will be incorporated into the Confirmation if the Transaction is an FX Transaction or Currency Option Transaction.

For the purpose of this Agreement, the terms “Currency Option Transaction” and “FX Transaction” shall have the meanings ascribed to them in the FX Definitions.

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(b)	Payment Instructions. All payments to be made hereunder in respect of FX Transactions and Currency Option Transactions shall be made in accordance with standing payment instructions provided in writing from time to time by the parties (or as otherwise specified in a Confirmation).

(c)	Payment of Premiums for Currency Option Transactions.
(i)	Unless otherwise agreed in writing by the parties, the premium for any Currency Option Transaction shall be paid on its Premium Payment Date.

(ii)	If the Premium is not paid on its Premium Payment Date, the Seller may elect:
(A)	to accept a late payment of such Premium;

(B)	to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat the related Currency Option Transaction as void; or

(C)	to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat such non-payment as an Event of Default under Section 5 (a) (i) of the Agreement.
(iii)	If the Seller elects to act under either (A) or (B) above, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option Transaction, including, without limitation, interest on such Premium from and including the Premium Payment Date to but excluding the late payment date in the same currency as such Premium at the prevailing market rate and any other losses, costs or expenses incurred by the Seller in connection with such terminated Currency Option Transaction, for the loss of its bargain, its cost of funding, or the loss incurred as a result of terminating, liquidating, obtaining or re-establishing a delta hedge or related trading position with respect to such Currency Option Transaction.
(d)	Netting Discharge and Termination of Currency Options.
From a date to be mutually agreed by the parties, any Call Option or any Put Option written by a party will automatically be terminated and discharged, in whole or in part, as applicable, and unless otherwise agreed, against a Call Option or a Put Option, respectively written by the other party, such discharge and termination to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Option Transaction in accordance with standard payment instructions; provided that such discharge and termination may only occur in respect of Currency Option Transactions:
(i)	each being with respect to the same Put Currency and the same Call Currency;

(ii)	each having the same Expiration date and Expiration Time;

(iii)	each being of the same style i.e. either both being American Style Options or both being European Style Options;

(iv)	each having the same Strike Price;

(v)	each having been transacted by the same offices of Party A and Party B; and

(vi)	neither of which shall have been exercised by delivery of a Notice of Exercise;
and upon the occurrence of such discharge and termination, neither Party shall have any obligation to the other Party in respect of the relevant Currency Option Transaction or, as the case may be, parts

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thereof so discharged and terminated. Such discharge and termination shall be effective notwithstanding that either party may fail to record such discharge and termination in its books. In the case of a partial discharge and termination (i.e. where the relevant Currency Option Transactions are for different amounts of the Currency Pair), the remaining portion of the Currency Option Transaction which is partially discharged and terminated shall continue to be a Currency Option Transaction for the purpose of the Agreement, including this provision.

SIGNED FOR AND ON BEHALF OF	SIGNED FOR AND ON BEHALF OF
BNP PARIBAS	TETON ENERGY CORPORATION
(“Party A”)	(“Party B”)

By: /s/ Christopher Taylor	By: /s/ Karl F. Arleth

Name: Christopher Taylor	Name: Karl F. Arleth

Title: Vice President/Derivatives Credit	Title: Chief Executive Officer & President

By: /s/ Dora Sung	By: /s/ Bill I. Pennington

Name: DORA SUNG	Name: Bill I. Pennington

Title: MANAGING DIRECTOR BNP Paribas / CIT Group	Title: CFO & Executive Vice President

Seal of Pascal Dufour, Jean-Pierre
Benoist & Claudine Savary
Notaries
15 Boulevard Poissonnière
75002 Paris
7 JULY 2004
BNP PARIBAS
Total Delegation of Authority
by philippe BLAVIER
to
Dominique AUBERNON
Didier BALME
Jean-Michel BARDIN
Amine BELHADJ
(et al.)

Visé NE VARIETUR sous le n° Marie-Paule WAGNER Expert-Traducteur Juré
16 JUIL. 2004

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00037422
Stamp tax paid on statement
Authorisation No. 28/83 of 21 November 1983
No. 005429

00037435
245645 01	Stamp tax paid on statement
CLS/45/GS	Authorisation No. 28/83 of 21 November 1983
No. 000893

Seal of Pascal Dufour, Jean-Pierre Benoist & Claudine Savary, Notaries
15 Boulevard Poissonniere, 75002 Paris
Registration taxes on statement: €75
     On 7 July 2004,
     Before Pascal DUFOUR, Esq., notary, member of the firm of Pascal Dufour, Jean-Pierre Benoist & Claudine Savary, notaries, 15 Boulevard Poissonniére, Paris 2
     This notarial (total) delegation of powers was signed by:
     Philippe BLAVIER, domiciled at 3 Rue d’Antin, Paris (2nd arrondissement),
     Acting as Head of the Corporate and Investment Banking Core Business of BNP PARIBAS SA (“the Company”), a public limited company with a capital of 1,757,231,208 euros and its registered office at 16 Boulevard des Italiens, Paris (9th arrondissement), identified by SIREN
No. 662 042 449 RCS Paris.
     Hereto authorized by virtue of the powers delegated to him in a general power-of–attorney signed on 30 October 2003 before Claudine SAVARY, Esq., notary in Paris, by Baudouin PROT, domiciled at 3 Rue d’Antin, Paris 2, the Company’s Chief Executive Officer (and Board Member), whereby authority was delegated to the “General Agents” (including the aforesaid Signatory), each of whom was authorized to act alone and to redelegate his powers to all such agents (“Deputy Agents”) as he saw fit.
     Baudouin PROT having been elected the Company’s Chief Executive Officer (and Board Member) by a resolution adopted at a meeting of the Board of Directors on 11 June 2003, a certified true excerpt from the minutes of which has been filed in the records of the aforesaid notarial firm as evidenced by a record of such filing signed before Claudine SAVARY, Esq., notary in Paris, on 27 June 2003.
     At said meeting on 11 June 2003, the Company’s Board of Directors specified the methods of dissociation of the offices of Chairman and Chief Executive Officer the principle of which it had defined on motion of Chairman and Chief Executive Officer Michel PEBEREAU at its meeting on 14 May 2003 preceding a mixed regular and special meeting of the Company’s shareholders, Mr. PEBEREAU thus assuming

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office of Chairman of the Board of Directors and Baudouin PROT that of Chief Executive Officer (and Board Member).
     Assuming the general management of BNP Paribas by virtue of said resolution, the Commercial Code’s provisions relative to business corporations, and the Company’s certificate of incorporation, and having the broadest powers to act for the Company in all circumstances.
     Who, in his aforesaid capacity, hereby delegates to the following persons (the “Deputy Agents”):
          Business Lines, Coverage, Territories, Functions and Regions:

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Dominique	AUBERNON	Matthieu	LACAZE
Didier	BALME	François	LAPLACE
Jean-michel	BARDIN	Hélène	LECLERC
Amine	BELHADJ	Philippe	LOUSKY
Jean-François	BIARD	Chantal	MAZZACURATI
Jean-Pierre	BERNARD	Loïc	MEINNEL
Thierry	BERNARD	Philippe	MEUNIER
Jean-Marc	BONNEFOUS	Yann	MUZIKA
Patrick	BRISSIAUD	Eric	NICOLAS
David	BRUNNER	Jean	NUNEZ
Michel	CHEVALIER	Tomoko	NUNOI
Pascal	CONFAVREUX	Florian	OLLIVIER
Pierre Joseph	COSTA	Olivier	OSTY
Françoise	DANIEL	David	OVENDEN
Mignonne	DAO	Oliver	PAUL
Philippe	DE GENTILE	Lincoln	PAYTON
Jacques	DESBIEG	Gilles	PECRIAUX
Thierry	DESJARDINS	Chantal	PIANI
Jacques	DESPONTS	Jean-Jacques	POIRRIER
Jean-François	DIMEGLIO	Alain	POIRSON
Jacques	D’ESTAIS	Denis	QUILLET
Gautier	DIRCKX	Eric	RAYNAUD
François	DRAVENY	Dominique	REMY
Jean-Louis	DUGUIT	Christophe	ROUSSEAU
Michel	EYDOUX	Denis	ROUSSEAU
Alexandrine	FERRI	Everett	SCHENK
Magali	FOUCAUD	Larry	SOBIN
Rémi	FRANK	Arnaud	TELLIER
François	FREYEISEN	Jean-Charles	TATIBOUET
Bernard	GAVGANI	Jacques-Olivier	THOMANN
Gilles	GELLE	Thierry	VARENE
Yann	GERARDIN	Philippe	VUARCHEX
Nathalie	HARTMANN	Marie-Françoise	WALBAUM
Robert	HAWLEY	Cyril	WOLKONSKY
Frédéric	JANBON	Paul	YANG
Michel	KONCZATY	Yusuke	YASUDA
Alain	KASPEREIT

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Territories:

Christian	ABEILLON	Michal	KOZARZEWSKI
Dominique	ALCOUFFE	Antonio	LADEIRA
Frédéric	AMOUDRU	Patrick	LANG
Robert	AMZALLAG	Jae Young	LEE
Pascal	BORIS	Didier	MAHOUT
Philippe	BOUYAUD	Eric	MARTIN
Jean-Claude	CHAVAL	Ramiro	MATO
Jean-Paul	CHING	Andrzej	MAUBERG
Laurent	COURANDON	Bernard	MENCIER
François	CRISTOFARI	Benoît	MONSAINGEON
Michel	DE VIBRAYE	Thierry	RAMENASON
Bernard	DIGEON	Hervé	REYNAUD
Thierry	DINGREVILLE	Philippe	REYNIEIX
Philippe	DITISHEIM	Robert	RICCI
Michel	DUBOIS	Ullrich-Günther	SCHUBERT
Graziano	FERRARI	Giuseppe	SPADAFORA
Jean-François	FICHAUX	Jean-Michel	VANDEKERKOVE
Paul-François	GAUVIN	François	VAN DEN BOSCH
Christian	GIRAUDON	Philippe	VION
Jean-François	GLOUX	Siew Ying	YAP
Laszlo	HAAS	Chye Kin	WEE
Philippe	JOANNIER	Hai Tao	XIE
general authority to bind the Company in connection with and for purposes of all the transactions customarily engaged in by credit institutions and investment service providers in France and abroad, as provided below, including the following general transactions:
•	To represent the Company vis-à-vis third parties, all authorities and all public agencies, without restriction; to sign the correspondence; to sign all prospectuses, all reports of operations or any other document intended for French or foreign regulatory or supervisory authorities.

•	To employ, appoint and dismiss all employees and agents.

•	To appoint all special agents (authorized to act alone) by (notarial or non-notarial) written special and specific power-of-attorney, for purposes of agreement to and execution of a deed, contract or other document concerning a specific transaction or one or more types of specific transactions included in the general transactions described herein; to revoke the appointments of such special agents.

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•	To establish and manage the general organization of any Branch or Representative Office, wherever established.

•	To buy, sell, exchange, partition all real estate, real rights, shares of building companies in any form, all businesses, business segments, leaseholds, corporate and other intangible rights; to have all articles and conditions drawn up, to specify all reserve prices therein; to make all bids or overbids; to establish or acquire, under the same conditions, all praedial servitudes and easements, to alter them, to waive the same; to manage and administer all real estate belonging to the Company; to apply for all administrative authorizations; to have all condominium declarations, master deeds and lists of condominium units drawn up; to represent the Company at all meetings of owners, tenants, partners or shareholders, to take part in all votes, to make all decisions; to grant, accept, amend and cancel all leases as landlord or tenant; to grant all mortgages, real estate pledges or equivalent security interests in France and abroad, to decide on all amendments thereof, to request release thereof, to consent to discharge thereof and cancellation of the registration thereof, all with or without evidence of payment; to request the formalities appurtenant thereto of all competent organizations, mortgage offices, land offices, offices of clerks of commercial courts, trade and companies registers or others.

•	To make all purchases and sales of personalty, equipment and supplies necessary for the Company’s operations, for that purpose to enter into all contracts and place all orders, to request the formalities appurtenant thereto of all competent organizations.

•	To procure or cancel all insurance policies relative to the operations and transactions covered by this power-of-attorney.

•	To make, grant or contract all loans of borrowings, credit lines or advances.

•	To accept and receive — form all French or foreign private or public natural persons or legal entities, including the Caisse Centrale du Tresor Public, the Caisse des Dépôts et Consignations, all public or sate-approved agencies or institutions, autonomous public corporations, public service concessionaires, semi-public companies, all private or municipal payers, paymasters, receivers and collectors, all without limitation — all principal amounts and interest due to the Company and to receipt therefor.

•	To open all accounts for the Company in all French or foreign banks, credit institutions, financial services or other companies, including the Banque de France and other central banks, to decide on and accept all terms relative to the opening of such accounts and transaction of business therein, to accept all credit lines; to open and accept all letters of credit; to make up and settle all current or other accounts.

•	To make all deposits and withdrawals of funds, securities, valuables; to accept all cash and other security deposits.

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•	To draw, indorse, accept, pay all negotiable instruments, to remit them for discount or collection; to indorse and pay all checks and remit them for collection; to sign all checks, transfer orders and payment or settlement orders on all French or foreign banks, including the Banque de France or other central banks, French or foreign credit or other institutions, to make all withdrawals of funds; to make all protests and serve all notices and banker’s tickets.

•	To post all bonds, security deposits and guaranties.

•	To grant all credit lines, all advances, all discount authorizations, for that purpose to enter into all contracts and agreements, receive, pay, make up, settle all current and other accounts.

•	To fix discount and interest rates, fees, custodian charges.

•	To extend the maturities of contracts, bills of exchange, promissory notes, instruments of all kinds and all commitments more generally.

•	To acquire and assign all receivables in any way.

•	To make all exchanges with our without balancing payments.

•	To decide on the nature of all guaranties and security interests to be granted to the Company, to accept such security and any subordination and any subrogation; to request the formalities appurtenant thereto of all competent organizations, mortgage offices, land offices, offices of clerks of commercial courts, or others.

•	To accept, take and hold all guaranties and security interests in any form, by way of garnishments, caveats, notices, stop-payment and stop-transfer orders, personalty and real estate pledges, registered mortgages, security deposits, bonds, liens, chattel mortgages, hypothecations, attachments, distraints or other equivalent security; to consent to all amendments of such guaranties and security interests, all subordinations, extensions of times, remissions of debt, waivers, releases and cancellations, all with or without evidence of payment; to consent to, accept and sign all agreements and contracts entailing parity of rank, novation, assignment of receivables or liabilities, subrogation and subrogation receipt; to request the formalities appurtenant thereto of all competent organizations, mortgage offices, land offices, offices of clerks of commercial courts, or others.

•	To let all safes or safe-deposit boxes to customers.

•	To acquire an dispose of all interests in all companies, whether existing or to be organized, to participate in the founding of all companies, associations and organizations.

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•	To make all applications of funds, to purchase or otherwise acquire all securities for the Company, to have them registered in the Company’s name.

•	To buy and sell for cash or on time all government or other bonds, shares and other securities belonging to the Company, including securities issued by public or private legal entities transferable by book entry or delivery which confer identical rights per class and directly or indirectly afford entitlement to a percentage of the issuer legal entity’s capital stock or to a general claim on its assets; to request and make transfers or conversions to registered or bearer from all securities, to accept and receive the amounts due on matured securities and all premiums and prizes, to receipt therefore.

•	To rent a safe-deposit box in all French or foreign banks or credit institutions in the Company’s name, to have free access thereto, to make all deposits therein and withdrawals therefrom.

•	To subscribe to all issues of shares, to pay the amount of the subscribed capital and all premiums in excess of par value in one or more instalments, to sign all subscription forms, to make all exchanges of securities.

•	To buy and sell gold, silver and all precious materials in general.

•	To engage in all spot or forward foreign and currency exchange transactions.

•	To engage in all foreign currency transactions and all interest rate transactions, including swaps and hedges.

•	To certify all documents, checks and customers’ signatures.

•	To receipt for all payments in whatever legal form.

•	To withdraw all assets deposited to secure all advances, to receive all arrears and dividends, whether or not matured, to transfer them if need be.

•	To accept all advances on deposits of Treasury bills, shares, bonds, for that purpose to make all commitments to all French or foreign public or private banks, credit and other institutions, all French or foreign individuals, the Banque de France and other central banks.

•	To engage in all transactions concerning the opening of postal checking accounts and transactions therein.

•	To agree on, discuss, close, make up and settle all accounts with all customers, debtors, depositaries, to determine the balance due, to pay or receive the same.

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•	To withdraw insured and other letters, boxes and packages from the post office and all express and parcel delivery services or carriers, to withdraw all deposits, cash all money orders, give all releases.

•	To sign all receipts, acknowledgments, advices, notices, waybills, routing orders, transaction confirmations, accounts, statements of accounts and other documents.

•	To sign all receipts and releases for cash, all receipts and releases for certificates of title to gold, silver, precious materials in general, and all receipts for articles, letters, parcels, packages.

•	To take all legal proceedings in the Company’s name in all countries; to defend the Company in France and abroad in all competent trial and appellate courts and all arbitration proceedings; to have all summonses and subpoenas before all competent trial and appellate courts and arbitrations boards in France and abroad served; to file and withdraw all criminal charges in France and abroad, whether or not coupled with civil claims.

•	In event of dispute, to take all necessary proceedings in person or through an agent; for that purpose to summon, appear and testify in and before all courts or arbitrations boards, to appoint all arbitrators, to sign all submission bonds, to be reconciled, otherwise to sue and defend in and before all competent trail and appellate courts and arbitration boards, to obtain all trial and appellate judgments and arbitration awards, to have them executed in all legal ways and by all legal means, or to waive the same; to have all attachments of real or personal property made, to request all entries and registrations; to file claims in all bankruptcy and reorganizations proceedings, distributions and apportionments, to receive the amount of all claims; to give or accept receipts and release for all sums received or paid.

•	To assign all claims, receivables, rents or royalties, whether or not matured, for such considerations and on such terms as they see fit.

•	To represent the Company in all meetings and deliberations of shareholders, bondholders and partners and in the discharge of the duties of all offices to which it may be elected, to cast all votes.

•	To make all bargains and settlements, to accept all compromises, to consent to all acquiescences and waivers, all subrogations and subordinations, and all releases of recorded encumbrances, liens, attachments, caveats, stop-payment and stop-transfer orders and other rights, before or after payment; to request the formalities appurtenant thereto of all competent organizations.

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•	To represent the Company in all bankruptcy, reorganization, arrangement or equivalent proceedings; to file or report the Company’s claim with or to all authorized parties, to adduce all proofs, to file all demands and claims with such parties.

•	To represent the Company vis-à-vis all tax or other authorities, to make and sign all returns, to pay all duties, penalties, taxes, charges, to file all requests for exemption from or reduction or refund of such duties, taxes and penalties.

•	To comply on the Company’s behalf with all filing and notice formalities required by statutory or regulatory provisions; to request all entries and amendatory entries concerning the Company on the Trade and Companies Register or with other similar organizations.

•	To comply with all formalities (or have them complied with) relative to the filing and registration of all trademarks and trade names and applications for all patents.
For those purposes, to sign all instruments, documents, records, reports and minutes, to designate address for notices and service of process, and generally to do the needful for purposes of the foregoing operations and transactions. Each of the Deputy Agents shall himself assume, in that capacity, in lieu of the Signatory who shall accordingly be exonerated therefrom, any criminal liability of the Company for any offenses committed in the exercise of the powers hereby delegated.
The powers delegated above to the Deputy Agents concerns ALL the general powers delegated to the Signatory by Baudouin PROT aforesaid in the aforesaid notarial general power-of-attorney dated 30 October 2003.

The Signatory specifies that this (total) delegation of powers supersedes, effective this date, the delegation of powers to various employees of BNP Paribas by the Signatory in a document signed before Claudine SAVARY, Esq., notary in Paris, on 11 July 2003.
1.	The deputy Agents to whom authority is delegated by this power-of-attorney and the documents amending and/or supplementing it may sign only jointly in pairs in one of the following ways:
•	either inter sese,

•	or, for the transactions described in the power-of-attorney signed on this date by Philippe BLAVIER aforesaid before Claudine SAVARY, Esq., delegating (partial) powers to various employees in charge of Representative Offices of the Company abroad, with a Deputy Agent named in that power-of-attorney,

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•	or with a General Agent,

•	or with a Subdeputy Agent,

•	or with one of the deputy agents named in the power-of-attorney delegating powers (“Functions”) to various employees signed by Baudouin PROT, aforesaid, on 30 October 2003 before Claudine SAVARY, Esq., notary in Paris (or other documents supplementing and/or amending said power-of-attorney).
          As specified in 2. below, the Deputy Agents may, by a redelegation of powers, redelegate to any agents (any “Subdeputy Agents”) some or all of the general powers delegated to them hereby (and by documents supplementing and/or amending this one).
     The Deputy Agents may also appoint any special agents (authorized to act alone) by a special and specific (notarial or non-notarial) written power-of-attorney for the purpose of agreement to and execution of a deed, contract or other document concerning a specific transaction or one or more types of specific transactions included in the general transactions described in this power-of-attorney (and the documents supplementing and/or amending it), in accordance with the terms of this power-of-attorney (and the documents supplementing and/or amending it).
2. The Deputy Agents, acting in pairs, may redelegate some or all of the general powers delegated to them hereby (and by the documents supplementing and/or amending this one) to all such agents (the “Subdeputy Agents”) as they see fit by a redelegation of powers.
Such redelegations of powers shall be made as follows:
     2.1. The Subdeputy Agents to whom authority is redelegated by the redelegations of powers and documents supplementing and/or amending them may sign only jointly in pairs inter sese or with a General Agents or a deputy Agent. Notwithstanding that rule and for practical reasons, redelegations of powers (and documents supplementing and/or amending them) concerning the Company’s Branches and Representative Offices abroad may provide that Subdeputy Agents (or some of them) may sign either in pairs (as aforesaid) or alone, as the Deputy Agents see fit.
     The Subdeputy Agents may not redelegate the general powers delegated to them by the redelegation of powers (and by the documents supplementing or amending it).

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     The Subdeputy Agents may however appoint any special agents (authorized to act alone) by a special and specific (notarial or non-notarial) written power-of-attorney for purposes of agreement to and execution of a deed, contract or other document concerning a specific transaction or a type of specific transaction included in the general transactions described in the redelegation of powers (and the documents supplementing and/or amending it), in accordance with the terms of such redelegation of powers (and of the documents supplementing and/or amending it).
     2.2. Each redelegation of powers (and each document supplementing and/or amending it) shall be made by notarial document signed before one of the members of the aforesaid notarial firm, who shall inform the Company thereof in writing. Notwithstanding that rule and for practical reasons, the redelegations of powers (and documents supplementing and/or amending them) concerning the Company’s Branches and Representative Offices abroad may also be either signed before a foreign notary or acknowledged before a member of the Bar. Such document, which shall be in compliance with the provisions and clauses relative to redelegations of powers contained in the general power-of-attorney and in the delegation of powers concerned except for minor adaptations necessitated by the governing foreign law, shall be filed in the records of the aforesaid notarial firm, to which full authority for that purpose is delegated, which shall inform the Company thereof in writing; a translation of such document, if it is in a foreign language, shall simultaneously be filed in said notarial firm’s records.
     2.3. In the same way as specified in 2.2. above, the Deputy Agents may as they see fit amend the list of the Subdeputy Agents and/or the general powers delegated to them (or to some of them) by the redelegation of powers (and the documents supplementing and/or amending it).
     The Signatory specifies in his aforesaid capacity that in the aforesaid general power-of-attorney signed by Baudouin PROT, aforesaid, on 30 October 2003 before Claudine SAVARY, Esq., Mr. PROT specified in his aforesaid capacity that from the date of execution of said general power-of-attorney, the delegations of powers (and all the documents supplementing and/or amending them) and the redelegations of powers (and all the documents supplementing and/or amending them) shall contain the provisions set forth in said general power-of-attorney, and that from the date thereof, each of said documents shall supersede the delegation of powers and redelegation of powers referred to in I.b. of said general power-of-attorney.
DELEGATION OF AUTHORITY
     Full authority is delegated by the Signatory to the aforesaid notarial firm to inform the Company of the execution hereof pursuant to the aforesaid notarial general power-of-attorney signed by Baudouin PROT, aforesaid, on 30 October 2003.

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     DOCUMENT on twelve (12) pages, containing;
— no approved insertions
— no lines drawn through blank spaces
— no full lines deleted
— no figures deleted
— no words deleted
     After reading hereof by the aforesaid notary, this document was signed by said notary and by the Signatory before said notary in BNP PARIBAS’s offices at 3 Rue d’Antin, Paris 2, on the aforesaid date.

SIGNATURE of
Philippe BLAVIER	(signature)
General Agent of BNP PARIBAS

SIGNATURE of
Mr. DUFOUR	(signature)
Notary in Paris

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     CERTIFIED TRUE COPY of a document in the records of the notarial firm at 15 Boulevard Poissonnière, Paris second arrondissement,
     On thirteen pages, without insertion or deletion.
     Certified true to the original, sealed and delivered by Pascal DUFOUR, Esq., undersigned notary in Paris,
     A member of the notarial firm now named Pascal Dufour, Jean-Pierre Benoist & Claudine Savary, notaries, 15 Boulevard Poissonniere, Paris, 2nd arrondissement.
     This document bound by the ASSEMBLACT RC process preventing any substitution or addition is signed on the last page pursuant to §9.15 of Decree 71-941 of 26 November 1971.
(signature)